Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 16, 2013

CLARCOR REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Unaudited Fourth Quarter and Full Year 2012 Highlights
(Amounts in millions, except per share data and percentages)

GAAP Financial Results:

	Quarter Ended			Full Year Ended
	12/1/12 (13 weeks)	12/3/11 (14 weeks)	Change	12/1/12 (52 weeks)	12/3/11 (53 weeks)	Change
Net sales	$292.9	$307.5	(5)%	$1,121.8	$1,126.6	—%
Operating profit	53.1	54.7	(3)%	182.7	181.3	1%
Net earnings - CLARCOR	36.3	37.2	(3)%	123.0	124.0	(1)%
Diluted earnings per share	$0.72	$0.73	(2)%	$2.42	$2.42	—%
Operating margin	18.1%	17.8%	0.3 pts	16.3%	16.1%	0.2 pts

Adjusted Financial Results:

The fourth quarter and full year of 2011 contained an additional week in comparison to the fourth quarter and full year of 2012. The following table reflects 2011 fourth quarter and full year GAAP results adjusted for the additional week. A reconciliation of non-GAAP figures adjusting for the additional week in the fourth quarter and full year of 2011 to GAAP figures is available at the end of this document.

	Quarter Ended			Full Year Ended
	12/1/12 (13 weeks)	12/3/11 (13 weeks)	Change	12/1/12 (52 weeks)	12/3/11 (52 weeks)	Change
Net sales	$292.9	$285.6	3%	$1,121.8	$1,104.6	2%
Operating profit	53.1	50.8	4%	182.7	177.4	3%
Net earnings - CLARCOR	36.3	34.6	5%	123.0	121.3	1%
Diluted earnings per share	$0.72	$0.68	6%	$2.42	$2.37	2%
Operating margin	18.1%	17.8%	0.3 pts	16.3%	16.1%	0.2 pts

FRANKLIN, TN, Wednesday, January 16, 2013-CLARCOR Inc. (NYSE: CLC) reported its financial results for the fourth quarter and full year 2012. Diluted earnings per share for full year 2012 equaled the record high diluted earnings per share of $2.42 in full year 2011. However, the diluted earnings per share comparison between full year 2012 and full year 2011 was influenced by an additional or fifty-third week in full year 2011. After taking into account this additional week in 2011, diluted earnings per share increased approximately 2%, or $0.05, in full year 2012. Operating margin of 16.3% in full year 2012 improved 0.2 percentage points from full year 2011.

Significant full year 2012 financial and strategic highlights include the following:

•	Full year consolidated operating margin of 16.3% was the highest in over 20 years

•	Engine/Mobile segment operating margin exceeded 20.0% for the 12th consecutive year

•	Continued improvement in Industrial/Environmental segment operating margin to 12.0%

•	Generated cash from operations of $136 million and returned $62 million to shareholders

•	Oil and gas filtration sales increased $14.0 million, or 7%, from full year 2011

•	Committed $12.0 million for an oil and gas filtration research center in Mineral Wells, TX

The Company's fourth quarter 2012 diluted earnings per share of $0.72 declined $0.01, or 2%, from the fourth quarter of 2011 on 5% lower net sales. However, the diluted earnings per share comparison between the fourth quarter of 2012 and the fourth quarter of 2011 was influenced by an additional or fourteenth fiscal week in the fourth quarter of 2011. After taking into account this additional week, diluted earnings per share increased approximately 6%, or $0.04, in the fourth quarter of 2012. Operating margin of 18.1% in the fourth quarter of 2012 improved 0.3 percentage points from the fourth quarter of 2011.

Changes in average foreign currency exchange rates negatively influenced net sales by $11.9 million, or 1%, and operating profit by $2.0 million, or 1%, for full year 2012 compared with full year 2011. Changes in average foreign currency exchange rates negatively influenced net sales by $1.5 million, or less than 1%, and operating profit by $0.2 million, or less than 1%, in the fourth quarter of 2012 compared with the fourth quarter of 2011.

All 2012 to 2011 net sales and operating profit comparisons included in the sections below have been adjusted to take into account the additional week in the fourth quarter and full year of 2011. A reconciliation of non-GAAP figures adjusting for the additional week in the fourth quarter and full year of 2011 to GAAP figures is available at the end of this document.

Chris Conway, CLARCOR's Chairman and Chief Executive Officer, commented, “Although 2012 was a challenging year from several perspectives, we were particularly proud of our operational execution in the face of top line headwinds. We concluded the year with a fourth quarter operating margin of 18.1%, our highest quarterly operating margin since 1991. This fourth quarter performance capped off our full year 2012 in which we generated a 16.3% operating margin, 0.2 percentage points higher than full year 2011 and our highest annual operating margin in almost 20 years. We were able to execute despite relatively flat 2012 sales growth which was influenced by the impact of the fifty-third week in 2011 and lower sales in our Packaging segment and foreign heavy-duty engine filtration markets, partially offset by higher sales in our oil and gas, distribution and dust collector filtration markets. We will continue to focus on our execution and related expansion of operating margin going forward.

“Sales in our domestic heavy-duty engine filtration aftermarket grew approximately 3% in 2012. This sales growth was not consistent on a quarterly basis through 2012. Our domestic aftermarket sales grew approximately 17% in the first quarter followed by small year-over-year declines in the second and third quarters. We concluded the year with approximately 5% aftermarket sales growth in the fourth quarter. As we have discussed previously, we believe that softer sales in the middle of the year were consistent with slowing industry demand primarily in the over-the-road truck market-which represents about two-thirds of our domestic aftermarket-indicative of the slow expansion in the U.S. economy. Nevertheless, we believe we maintained domestic aftermarket share during the year and capped off 2012 with recovering year-over-year fourth quarter domestic aftermarket growth.

“We will continue to focus on profitable sales growth in our heavy-duty engine filtration markets both domestically and internationally going forward. Although uncertainty remains in several foreign markets including China, where heavy-duty engine filtration sales declined approximately 10% in 2012, we believe we are well-positioned to capitalize on projected long-term first-fit and aftermarket heavy-duty engine filtration growth. In our domestic market, we expect to continue to grow through expanding our distribution channels as evidenced by the launch of several aftermarket OE dealer programs this past year. To support the expected growth in our U.S. and export markets, we successfully completed the expansion of our Yankton, South Dakota heavy-duty engine filtration manufacturing facility in 2012.

“Our Industrial/Environmental Filtration segment continued to grow profitably in 2012 as net sales increased approximately 6% while operating margin climbed to a record high of 12.0%-0.9 percentage points higher than our operating margin in 2011. Our 2012 sales growth was driven by higher global oil and gas filtration product sales. Domestically, we benefited from increased drilling activity in shale formations. Internationally, we continued to expand our natural gas filtration vessel and aftermarket presence in many markets including the Middle East, Australia and Southeast Asia. In addition to continued growth in the oil and gas markets, 2012 sales growth in our Industrial/Environment Filtration segment was influenced by a 14% increase in sales at our Total Filtration Services (TFS) distribution business and 15% higher sales of our dust collector systems. Operating profit in each of these markets increased in excess of 40% in 2012. We believe the continued anticipated growth in our oil and gas markets and our anticipated continued expansion of operating margins in our environmental air markets position us well to achieve our long-term operating margin goal of 15% in the next two to three years in this reporting segment.

“2012 was a challenging year for our Packaging segment where net sales declined 16% driven in part by lower smokeless tobacco packaging sales due to one of our major customers qualifying a second source supplier. In response to lower sales, we modified our cost structure throughout the year. As a result, our operating margin in this reporting segment sequentially improved each quarter in 2012 from 2.0% in the first quarter to 11.4% in the fourth quarter-3.6 percentage points higher than the fourth quarter of 2011.”

Fourth Quarter Results:

Engine/Mobile Filtration Segment

Net sales in our Engine/Mobile Filtration segment declined approximately 2% in the fourth quarter of 2012 based on relatively flat year-over-year domestic sales and an approximate 5% reduction in sales outside the U.S. The relatively flat U.S. sales in the fourth quarter were driven by a 5% increase in domestic heavy-duty engine filter aftermarket sales offset by declines in sales to the automotive market and sales to other filter companies. The fourth quarter domestic aftermarket sales were consistent with the third quarter of 2012 and in-line with our expectations heading into the quarter. The decline in sales outside the U.S. compared with the fourth quarter of 2011 was influenced by a 10% reduction in heavy-duty engine filter sales in our China market which has been heavily impacted by macroeconomic uncertainty and related lower diesel engine manufacturing.

Operating profit at our Engine/Mobile Filtration segment increased approximately 2% in the fourth quarter of 2012 driven by a 1.0 percentage point improvement in operating margin to 24.1%. This increase in operating margin was primarily due to lower selling and administrative expenses as a percentage of net sales as company-wide profit sharing declined due to lower than expected financial performance in this reporting segment and legal costs were lower than the fourth quarter of 2011 driven by the settlement of various legal proceedings in late 2011 and early 2012.

Industrial/Environmental Filtration Segment

Net sales in our Industrial/Environmental filtration segment rose approximately 9% in the fourth quarter of 2012 including a 4% increase in domestic sales and 20% increase in foreign sales. Our growth in domestic sales was the result of higher sales of sand control screen filters to support the off-shore oil drilling market and higher liquid filter sales at our Total Filtration Systems (TFS) distribution business partially offset by lower aviation and commercial air filtration sales. The increase in foreign sales in the fourth quarter was primarily driven by several large natural gas and petrochemical vessel orders in Europe and Southeast Asia in addition to sales arising from the second quarter acquisition of Modular Engineering to support natural gas vessel and aftermarket filter sales in Australia.

Operating profit at our Industrial/Environmental Filtration segment increased approximately 6% in the fourth quarter of 2012 driven by higher sales. Operating margin declined 0.4 percentage points from last year's fourth quarter to 14.0%. This reduction in operating margin from the fourth quarter of 2011 was primarily due to lower gross margin in our oil and gas business from the higher mix of vessel versus aftermarket element sales in our natural gas and petrochemical markets in the fourth quarter of 2012 compared with last year's fourth quarter. Lower gross margin was partially offset by lower selling and administrative expenses as a percentage of net sales.

Packaging Segment

Net sales at our Packaging segment declined approximately 12% in the fourth quarter of 2012. Consistent with prior quarters, the sales reduction from last year's fourth quarter was primarily driven by lower smokeless tobacco and confection packaging sales. Despite this reduction in net sales, operating profit increased approximately 29%. This increase in operating profit was driven by a 3.6 percentage point improvement in operating margin driven by a 1.9 percentage point increase in gross margin from lower material and scrap costs and a 1.7 percentage point reduction in selling and administrative expense as a percentage of net sales.

2012 Cash Flow

We generated $135.9 million of cash from operations in 2012, a $16.3 million increase from 2011 primarily from efficient working capital management partially offset by a $7.4 million increase in payments to fund pension obligations. With our 2012 cash from operations, we funded $36.5 million of capital expenditures, including approximately $13.2 million for the expansion of our Yankton, South Dakota heavy-duty engine filter manufacturing facility, and we returned $62.2 million to shareholders in the form of $24.9 million in quarterly dividends and $37.3 million ($20.6 million in the fourth quarter) for the repurchase of common stock-our highest annual share repurchase program since 2007.

2013 Guidance:

Our guidance for 2013 diluted earnings per share is $2.45 to $2.60. Anticipated sales growth from 2012 and operating margin by segment and on a consolidated basis are as follows:

	2013 Estimated Sales Growth	2013 Estimated Operating Margin

Engine/Mobile Filtration	2.0% to 3.0%	21.5% to 22.5%
Industrial/Environmental Filtration	4.0% to 6.0%	12.0% to 13.0%
Packaging	-5.0% to -1.0%	8.0% to 9.0%
CLARCOR	2.5% to 4.0%	16.0% to 17.0%

We project 2013 cash from operations to be between $125 million and $135 million, capital expenditures to be between $45 million and $55 million and our effective tax rate to be between 32.0% and 33.0%.

Chris Conway commented on 2013 guidance: “We enter 2013 with cautious optimism. Although we concluded 2012 with a solid fourth quarter, macroeconomic uncertainty remains in many of our significant geographic markets including the U.S., Europe and China. In light of this continued uncertainty, coupled with our general lack of forward visibility in some of our significant product markets-notably in our heavy-duty engine filtration market, we expect 2013 consolidated sales growth of 2.5% to 4.0% and expect 2013 diluted earnings per share from $2.45 to $2.60. If global macroeconomic uncertainty lessens as we progress through the year, we would anticipate financial performance in the upper half of our guidance range.

“Despite short-term macroeconomic uncertainty heading into 2013, we expect to build upon our historical foundation of success and continue to develop our long-term growth initiatives including introducing innovative products and entering new markets while leveraging our technology and media development capabilities. Specifically, we believe that growth in our oil and gas markets should continue to build momentum, and although uncertainty remains in China, our dust collector system sales there grew 17% from 2011 to 2012. In addition, we remain optimistic about several higher margin air filtration markets which we are just beginning to penetrate including filtration for the swine industry and electronic kiosks. In the long-term, based upon the execution of these growth initiatives, our expectations remain to grow the top-line from 6% to 10% on an annual basis. As always, we intend to continue to advance our deeply engrained culture of cost containment and continuous improvement in support of this profitable growth.”

CLARCOR will be holding a conference call to discuss the fourth quarter 2012 results at 10:00 a.m. CST on January 17, 2013. Interested parties can listen to the conference call at www.clarcor.com or www.viavid.net. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 6784522. The replay will be available through January 31, 2013 by telephone and for 30 days on the Internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products and consumer and industrial packaging products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future growth and results of operations, including the anticipated 2013 performance of the Company and each of its segments, our projections with respect to 2013 estimated sales growth and 2013 estimated operating margins for the Company and each of its segments, our projections with respect to 2013 diluted earnings per share, and our projections with respect to 2013 cash from operations, 2013 capital expenditures and 2013 effective tax rate; statements regarding management's short-term and long-term performance goals; statements regarding anticipated order patterns from our customers or the anticipated economic conditions of the industries and markets that we serve; statements related to the performance of the U.S. and other economies generally; statements relating to the anticipated effects on results of operations or financial condition from recent and expected developments or events; statements regarding our expectation that we will continue our execution and expansion of operating margin going forward; statements regarding our intent to continue to focus on profitable sales growth in our heavy-duty engine filtration markets both domestically and internationally going forward; statements regarding our belief that we are well-positioned to capitalize on projected long-term first-fit and aftermarket heavy-duty engine filtration growth in China; statements regarding our expected continued growth through expanding our distribution channels as evidenced by the launch of several aftermarket OE dealer programs this past year; statements regarding our expected growth in our U.S. and export markets in connection with the successful completion of the expansion of our Yankton, South Dakota heavy-duty engine filtration manufacturing facility in 2012; statements that the continued anticipated growth in our oil and gas markets and our anticipated continued expansion of operating margins in our environmental air markets position us well to achieve our long-term operating margin goal of 15% in the next two to three years in our Industrial/Environmental Filtration segment; statements regarding our cautious optimism as we enter 2013; statements that if global macroeconomic uncertainty lessen as we progress through 2013, we would anticipate financial performance in the upper half of our guidance range; statements that, despite short-term macroeconomic uncertainty heading into 2013, we expect to build upon our historical foundation of success and continue to develop our long-term growth initiatives including introducing innovative products and entering new markets while leveraging our technology and media development capabilities; statements regarding our belief that growth in our oil and gas markets should continue to build momentum; statements regarding our optimism about several higher margin air filtration markets which are just beginning to penetrate including filtration for the swine industry and electronic kiosks; statements that, in the long-term, based upon the execution of our growth initiatives, our expectations remain to grow the top-line from 6% to 10% on an annual basis; statements regarding our intent to continue to advance our deeply engrained culture of cost containment and continuous improvement in support of this profitable growth; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company's future results may differ materially from the Company's past results as a result of various risks and uncertainties, including the risk factors discussed in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year 2011 filed on January 27, 2012, and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements or the risk factors described in this press release, including estimated 2013 diluted earnings per share, estimated 2013 sales growth and estimated 2013 operating margin levels for the Company and its business segments and our projections with respect to 2013 cash from operations, 2013 capital expenditures and 2013 effective tax rate, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

TABLES FOLLOW

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS
CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	December 1, 2012	December 3, 2011	December 1, 2012	December 3, 2011
Net sales	$292,913	$307,529	$1,121,765	$1,126,601
Cost of sales	191,869	200,397	741,433	743,180

Gross profit	101,044	107,132	380,332	383,421

Selling and administrative expenses	47,934	52,397	197,618	202,154

Operating profit	53,110	54,735	182,714	181,267

Other income (expense):
Interest expense	(163)	(117)	(527)	(469)
Interest income	141	203	600	649
Other, net	(99)	273	210	(139)
	(121)	359	283	41

Earnings before income taxes	52,989	55,094	182,997	181,308

Provision for income taxes	16,631	17,694	59,657	56,947

Net earnings	36,358	37,400	123,340	124,361

Net earnings attributable to noncontrolling interests, net of tax	(48)	(156)	(354)	(358)

Net earnings attributable to CLARCOR Inc.	$36,310	$37,244	$122,986	$124,003

Net earnings per share attributable to CLARCOR Inc. - Basic	$0.73	$0.74	$2.45	$2.46
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.72	$0.73	$2.42	$2.42

Weighted average number of shares outstanding - Basic	50,069,220	50,316,699	50,285,480	50,501,842
Weighted average number of shares outstanding - Diluted	50,590,135	50,995,657	50,882,191	51,191,435

Dividends paid per share	$0.1350	$0.1200	$0.4950	$0.4350

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 1, 2012	December 3, 2011
ASSETS
Current assets:
Cash and cash equivalents	$185,496	$155,999
Restricted cash	566	1,105
Accounts receivable, less allowance for losses of $9,554 and $9,795, respectively	214,474	206,664
Inventories	211,251	200,274
Deferred income taxes	34,693	25,974
Income taxes receivable	—	3,373
Prepaid expenses and other current assets	8,114	7,510
Total current assets	654,594	600,899

Plant assets, at cost, less accumulated depreciation of $315,018 and $293,111, respectively	195,101	184,992
Assets held for sale	2,000	2,000
Goodwill	241,924	235,530
Acquired intangible assets, less accumulated amortization	95,681	98,674
Deferred income taxes	—	749
Other noncurrent assets	16,202	12,089
Total assets	$1,205,502	$1,134,933
LIABILITIES
Current liabilities:
Current portion of long-term debt	$201	$1,289
Accounts payable and accrued liabilities	172,262	155,585
Income taxes payable	2,428	3,176
Total current liabilities	174,891	160,050

Long-term debt, less current portion	16,391	15,981
Long-term pension and postretirement healthcare benefits liabilities	50,680	74,524
Deferred income taxes	51,385	36,194
Other long-term liabilities	8,571	11,069
Total liabilities	301,918	297,818

Contingencies
Redeemable noncontrolling interests	1,754	1,557
SHAREHOLDERS' EQUITY
Capital stock	49,653	50,145
Capital in excess of par value	—	19,453
Accumulated other comprehensive loss	(51,708)	(44,391)
Retained earnings	902,899	809,520
Total CLARCOR Inc. equity	900,844	834,727
Noncontrolling interests	986	831
Total shareholders' equity	901,830	835,558
Total liabilities and shareholders' equity	$1,205,502	$1,134,933

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS, continued
CONSOLIDATED CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended
	December 3, 2011	December 3, 2011
Cash flows from operating activities:
Net earnings	$123,340	$124,361
Depreciation	25,925	26,826
Amortization	5,890	5,609
Other noncash items	(26)	281
Net loss on disposition of plant assets	(725)	452
Impairment of long-lived assets	—	87
Stock-based compensation expense	6,226	5,477
Excess tax benefit from stock-based compensation	(2,007)	(5,100)
Deferred income taxes	9,272	9,231
Changes in assets and liabilities, net of business acquisitions	(32,046)	(47,675)
Net cash provided by operating activities	135,849	119,549

Cash flows from investing activities:
Restricted cash	240	149
Business acquisitions, net of cash acquired	(14,493)	(16,758)
Additions to plant assets	(36,468)	(22,486)
Proceeds from disposition of plant assets	534	327
Investment in affiliates	(1,023)	(596)
Proceeds from insurance claims	—	200
Net cash used in investing activities	(51,210)	(39,164)

Cash flows from financing activities:
Net payments under multicurrency revolving credit agreement	—	—
Payments on long-term debt	(1,418)	(1,853)
Payments of financing costs	(564)	—
Sale of capital stock under stock option and employee purchase plans	6,415	8,449
Payments for repurchase of common stock	(37,320)	(29,317)
Excess tax benefit from stock-based compensation	2,007	5,100
Dividend paid to noncontrolling interests	—	(321)
Cash dividends paid	(24,911)	(21,961)
Net cash used in financing activities	(55,791)	(39,903)
Net effect of exchange rate changes on cash	649	(1,505)
Net change in cash and cash equivalents	29,497	38,977
Cash and cash equivalents, beginning of period	155,999	117,022
Cash and cash equivalents, end of period	$185,496	$155,999

Cash paid during the period for:
Interest	$397	$300
Income taxes, net of refunds	$43,821	$37,959

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	2012
	Quarter Ended March 3	Quarter Ended June 2	Quarter Ended September 1	Quarter Ended December 1	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$120,283	$130,677	$126,903	$125,744	$503,607
Industrial/Environmental Filtration	121,114	134,629	138,532	147,089	541,364
Packaging	15,867	19,549	21,298	20,080	76,794
	$257,264	$284,855	$286,733	$292,913	$1,121,765

Operating profit by segment:
Engine/Mobile Filtration	$23,297	$29,628	$28,478	$30,250	$111,653
Industrial/Environmental Filtration	10,705	17,747	15,741	20,573	64,766
Packaging	310	1,736	1,962	2,287	6,295
	$34,312	$49,111	$46,181	$53,110	$182,714

Operating margin by segment:
Engine/Mobile Filtration	19.4%	22.7%	22.4%	24.1%	22.2%
Industrial/Environmental Filtration	8.8%	13.2%	11.4%	14.0%	12.0%
Packaging	2.0%	8.9%	9.2%	11.4%	8.2%
	13.3%	17.2%	16.1%	18.1%	16.3%

	2011
	Quarter Ended February 26	Quarter Ended May 28	Quarter Ended August 27	Quarter Ended December 3	Twelve Months
Net sales by segment:
Engine/Mobile Filtration	$111,328	$131,276	$129,467	$137,941	$510,012
Industrial/Environmental Filtration	112,119	133,499	132,380	145,028	523,026
Packaging	22,273	23,758	22,972	24,560	93,563
	$245,720	$288,533	$284,819	$307,529	$1,126,601

Operating profit by segment:
Engine/Mobile Filtration	$21,202	$29,592	$30,175	$31,870	$112,839
Industrial/Environmental Filtration	7,248	16,179	13,650	20,951	58,028
Packaging	2,841	3,009	2,636	1,914	10,400
	$31,291	$48,780	$46,461	$54,735	$181,267

Operating margin by segment:
Engine/Mobile Filtration	19.0%	22.5%	23.3%	23.1%	22.1%
Industrial/Environmental Filtration	6.5%	12.1%	10.3%	14.4%	11.1%
Packaging	12.8%	12.7%	11.5%	7.8%	11.1%
	12.7%	16.9%	16.3%	17.8%	16.1%

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS, continued
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands)

In addition to the GAAP results provided in this release, the Company provides non-GAAP net sales (including certain geographic and market-based measures of non-GAAP net sales), non-GAAP operating profit, non-GAAP net earnings and non-GAAP diluted earnings per share for our 2011 fiscal year and 2011 fourth quarter which exclude the impact of having an additional week in our 2011 fiscal year and 2011 fourth quarter in comparison to our 2012 fiscal year and 2012 fourth quarter. These non-GAAP financial measures are not in accordance with, nor an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to non-GAAP net sales, non-GAAP operating profit, non-GAAP net earnings and non-GAAP diluted earnings per share are net sales, operating profit, net earnings and diluted earnings per share, respectively.

The fiscal 2011 non-GAAP financial measures provided in this release exclude the impact of having an additional week in our 2011 fourth quarter and fiscal year. Although the comparison of fiscal year data excluding the additional week in our 2011 fiscal year and 2011 fourth quarter is not a measure of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. Management believes that removing the impact of the additional week in the 2011 fiscal year and 2011 fourth quarter provides a more comparable measure of the changes in net sales, operating profit, net earnings and diluted earnings per share in 2012 compared to 2011 and in the fourth quarter of 2012 compared to the fourth quarter of 2011, as applicable.

The additional week amounts shown are estimates based on the number of weeks in the fourth quarter of fiscal year 2011 and do not consider certain factors or allocations that may occur only on a quarterly and annual basis. The estimated amounts are based on the average week for the actual 2011 fourth quarter rather than the specific last week of the 2011 fourth quarter. These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

	Quarter Ended			Twelve Months Ended
	December 1,	December 3,		December 1,	December 3,
	2012	2011	Change	2012	2011	Change
Consolidated
Net sales, as reported (GAAP)	$292,913	$307,529	(5)%	$1,121,765	$1,126,601	—%
Impact of additional week in fiscal 2011	—	(21,966)		—	(21,966)
Non-GAAP net sales	$292,913	$285,563	3%	$1,121,765	$1,104,635	2%

Operating profit, as reported (GAAP)	$53,110	$54,735	(3)%	$182,714	$181,267	1%
Impact of additional week in fiscal 2011	—	(3,910)		—	(3,910)
Non-GAAP operating profit	$53,110	$50,825	4%	$182,714	$177,357	3%

Net earnings - CLARCOR, as reported (GAAP)	$36,310	$37,244	(3)%	$122,986	$124,003	(1)%
Impact of additional week in fiscal 2011	—	(2,660)		—	(2,660)
Non-GAAP net earnings - CLARCOR	$36,310	$34,583	5%	$122,986	$121,342	1%

Diluted earnings per share, as reported (GAAP)	$0.72	$0.73	(2)%	$2.42	$2.42	—%
Impact of additional week in fiscal 2011	—	(0.05)		—	(0.05)
Non-GAAP diluted earnings per share - CLARCOR	$0.72	$0.68	6%	$2.42	$2.37	2%

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS, continued
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands)

	Quarter Ended			Twelve Months Ended
	December 1,	December 3,		December 1,	December 3,
	2012	2011	Change	2012	2011	Change
Segment Data
Engine/Mobile Filtration
Net sales, as reported (GAAP)	$125,744	$137,941	(9)%	$503,607	$510,012	(1)%
Impact of additional week in fiscal 2011	—	(9,853)		—	(9,853)
Non-GAAP net sales	$125,744	$128,088	(2)%	$503,607	$500,159	1%

Operating profit, as reported (GAAP)	$30,250	$31,870	(5)%	$111,653	$112,839	(1)%
Impact of additional week in fiscal 2011	—	(2,276)		—	(2,276)
Non-GAAP operating profit	$30,250	$29,594	2%	$111,653	$110,563	1%

Industrial Environmental Filtration
Net sales, as reported (GAAP)	$147,089	$145,028	1%	$541,364	$523,026	4%
Impact of additional week in fiscal 2011	—	(10,359)		—	(10,359)
Non-GAAP net sales	$147,089	$134,669	9%	$541,364	$512,667	6%

Operating profit, as reported (GAAP)	$20,573	$20,951	(2)%	$64,766	$58,028	12%
Impact of additional week in fiscal 2011	—	(1,497)		—	(1,497)
Non-GAAP operating profit	$20,573	$19,455	6%	$64,766	$56,532	15%

Packaging
Net sales, as reported (GAAP)	$20,080	$24,560	(18)%	$76,794	$93,563	(18)%
Impact of additional week in fiscal 2011	—	(1,754)		—	(1,754)
Non-GAAP net sales	$20,080	$22,806	(12)%	$76,794	$91,809	(16)%

Operating profit, as reported (GAAP)	$2,287	$1,914	19%	$6,295	$10,400	(39)%
Impact of additional week in fiscal 2011	—	(137)		—	(137)
Non-GAAP operating profit	$2,287	$1,777	29%	$6,295	$10,263	(39)%

CLARCOR INC. 2012 UNAUDITED FOURTH QUARTER RESULTS, continued
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Dollars in thousands)

	Quarter Ended	Year Ended
	December 1,	December 1,
	2012	2012
Other
Domestic heavy-duty engine filtration aftermarket net sales growth, as reported (GAAP)	(2)%	1%
Impact of additional week in fiscal 2011	7%	2%
Non-GAAP domestic heavy-duty engine filtration aftermarket net sales growth	5%	3%

China heavy-duty engine filtration net sales growth, as reported (GAAP)	(17)%	(12)%
Impact of additional week in fiscal 2011	7%	2%
Non-GAAP China heavy-duty engine filtration net sales growth	(10)%	(10)%

Total Filtration Services (TFS) net sales growth, as reported (GAAP)		12%
Impact of additional week in fiscal 2011		2%
Non-GAAP Total Filtration Services (TFS) net sales growth		14%

Industrial/Environmental dust collector systems net sales growth, as reported (GAAP)		13%
Impact of additional week in fiscal 2011		2%
Non-GAAP Industrial/Environmental dust collector systems net sales growth		15%

Domestic Engine/Mobile Filtration net sales growth, as reported (GAAP)	(7)%
Impact of additional week in fiscal 2011	7%
Non-GAAP domestic Engine/Mobile Filtration net sales growth	—%

International Engine/Mobile Filtration net sales growth, as reported (GAAP)	(12)%
Impact of additional week in fiscal 2011	7%
Non-GAAP international Engine/Mobile Filtration net sales growth	(5)%

Domestic Industrial/Environmental Filtration net sales growth, as reported (GAAP)	(3)%
Impact of additional week in fiscal 2011	7%
Non-GAAP domestic Industrial/Environmental Filtration net sales growth	4%

International Industrial/Environmental Filtration net sales growth, as reported (GAAP)	13%
Impact of additional week in fiscal 2011	7%
Non-GAAP international Industrial/Environmental Filtration net sales growth	20%